UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On December 23, 2005, Huntsman International LLC adopted (1) amendments to and the restatement of the Huntsman Supplemental Executive Retirement Plan (the “SERP”), (2) the Huntsman Supplemental Executive MPP Plan (the “SEMPP”) and (3) amendments to and the restatement of the Huntsman Supplemental Savings Plan (the “SSP”).

As used in this report, the term “Code” means the Internal Revenue Code of 1986, as amended, and the term “Section 409A” means Section 409A of the Code, together with the proposed Treasury Regulations and administrative pronouncements of the Internal Revenue Service issued thereunder.

Descriptions of the adopted, amended and/or restated items are set forth below.

Huntsman Supplemental Executive Retirement Plan

The SERP is an unfunded nonqualified pension plan established to provide certain executive employees with benefits that could not be provided, due to legal limitations, under the Huntsman Defined Benefit Pension Plan, a qualified defined benefit pension plan, and the Huntsman Money Purchase Pension Plan, a qualified money purchase pension plan. The SERP was amended and restated for four purposes: (1) to transfer certain liabilities related to benefits for eligible executive employees to the newly established SEMPP, (2) to reflect a change in the benefit formula in the Huntsman Defined Benefit Pension Plan, (3) to provide for the merger of the Polyurethanes Executive Pension Plan and the Polyurethanes Excess Benefit Plan (each an unfunded nonqualified pension plan) into the SERP, and (4) to allow eligible executive employees to comply with Section 409A. The effective date of the amendment and restatement of the SERP with respect to items (1) – (3) is July 1, 2004 because each of these items relates to the amendment of the Huntsman Defined Benefit Pension Plan which was effective on such date. The effective date of the amendment and restatement of the SERP with respect to item (4) is January 1, 2005 in accordance with Section 409A.

The amended and restated SERP is filed with this report as Exhibit 10.1.

Huntsman Supplemental Executive MPP Plan

The SEMPP is an unfunded nonqualified pension plan established to provide certain executive employees with benefits that could not be provided, due to legal limitations, under the Huntsman Money Purchase Pension Plan, a qualified money purchase pension plan. Effective as of July 1, 2004, certain liabilities resulting from benefits formerly provided under the SERP for eligible executive employees were transferred from the SERP to the SEMPP. The SEMPP has been designed to allow executive employees to comply with the requirements of Section 409A.

The SEMPP is filed with this report as Exhibit 10.2.

Huntsman Supplemental Savings Plan

The SSP is an unfunded nonqualified pension plan established primarily for the purpose of providing certain executive employees with the flexibility to defer the receipt of income, including amounts that cannot be deferred under the provisions of the Huntsman Salary Deferral Plan, a qualified profit-sharing plan under Section 401(k) of the Code, because of legal limitations applicable to that plan. The SSP was amended and restated effective as of January 1, 2005 to allow eligible executive employees to comply with Section 409A.

The amended and restated SSP is filed with this report as Exhibit 10.3.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Amended and Restated Huntsman Supplemental Executive Retirement Plan
10.2	Huntsman Supplemental Executive MPP Plan
10.3	Amended and Restated Huntsman Supplemental Savings Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL LLC

/s/ John R. Heskett
John R. Heskett
Vice President, Corporate Development and Investor Relations

Dated:  December 30, 2005

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amended and Restated Huntsman Supplemental Executive Retirement Plan
10.2	Huntsman Supplemental Executive MPP Plan
10.3	Amended and Restated Huntsman Supplemental Savings Plan